SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549
                       --------------

                         FORM 8-K/A

                       CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 10, 1995

                      GILBERT ASSOCIATES, INC.
-------------------------------------------------------------------
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                     0-12588                     23-2280922
--------                     -------                     ----------
(STATE OF INCORPORATION) (COMMISSION FILE NO.)     (IRS EMPLOYER I.D. NO.)

P.O. BOX 1498, READING, PENNSYLVANIA                     19603
------------------------------------                     -----
(MAILING ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

                         (610) 775-5900
                 ------------------------------
         (REGISTRANT'S TELEPHONE NO., INCLUDING AREA CODE)

On October 27, 1995, the Company consummated the acquisition of XEL Corporation
(XEL).In accordance with Item 7 of Form 8-K, the Company is now filing the audited financial statements and pro forma information for the Company and XEL which were not available at the time of the original Form 8-K filing for such transaction.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a) The following financial statements of XEL are included as a separate section of this report:

        Report of Independent Public Accountants

        Balance Sheets - December 31, 1994 and December 31, 1993

        Consolidated Statements of Income - Years ended December 31, 1994, 1993 and 1992

        Consolidated Statement of Shareholders' Investment - Years ended
         December 31, 1994, 1993 and 1992

        Consolidated Statements of Cash Flows - Years ended December 31, 1994,
         1993 and 1992

        Notes to Consolidated Financial Statements - Years ended December 31,
         1994, 1993 and 1992

        Unaudited Condensed Consolidated Balance Sheet - September 29, 1995

        Unaudited Condensed Consolidated Statements of Income - Nine months ended September 29, 1995 and September 29, 1994

        Unaudited Condensed Consolidated Statement of Stockholders' Equity -
         September 29, 1995

        Unaudited Condensed Consolidated Statements of Cash Flow - Nine months ended September 29, 1995 and September 29, 1994

        Note to Unaudited Consolidated Condensed Financial Statements - Nine months ended September 29, 1995

(b) The following prof forma information for the Company is included as a separate section of this report:

       Introduction to Pro Forma Unaudited Condensed Financial Statements

       Pro Forma Unaudited Condensed Consolidated Balance Sheet -
        September 29, 1995

       Pro Forma Unaudited Condensed Consolidated Statements of Operations -
        Nine Months Ended September 29, 1995 and the Year Ended December 30,
        1994

       Notes to Pro Forma Unaudited Condensed Consolidated Financial
        Statements as of September 29, 1995 and December 30, 1994

(c) Exhibit 23 - Consent of Independent Public Accountants

XEL CORPORATION AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1994, 1993 AND 1992
TOGETHER WITH REPORT OF INDEPENDENT
PUBLIC ACCOUNTANTS





REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and
  Shareholders of XEL Corporation:

We have audited the accompanying consolidated balance sheets of XEL CORPORATION (a Colorado corporation) and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' investment and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XEL Corporation and subsidiary as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


As discussed in Note 7 to the financial statements, effective January 1, 1992, the Company changed its method of accounting for income taxes.





Denver, Colorado,
 February 17, 1995.










XEL CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1994 AND 1993
(Amounts in thousands except share amounts)


ASSETS                                                  1994          1993

CURRENT ASSETS:
 Cash and cash equivalents                           $  2,764      $  1,496
 Short-term investments                                    54           468
 Receivables-
  Trade, net                                            4,545         3,594
  Due from inventory subcontractors                        28           954
 Inventories, net of reserve for obsolescence
  of approximately $224 and $206 in
  1994 and 1993, respectively                           7,429         4,068
 Deferred income tax asset                                468           277
 Other                                                    200            99
                                                    ---------     ---------
    Total current assets                               15,488        10,956
                                                    ---------     ---------
PROPERTY AND EQUIPMENT, at cost                         8,235         4,815
 Less- Accumulated depreciation                        (3,814)       (3,292)
                                                    ---------     ---------
                                                        4,421         1,523
                                                    ---------     ---------
OTHER ASSETS, net                                          87            89
                                                    ---------     ---------
    Total assets                                      $19,996       $12,568
                                                    =========     =========

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.



XEL CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1994 AND 1993
(Amounts in thousands except share amounts)



LIABILITIES AND SHAREHOLDERS' INVESTMENT                1994           1993

CURRENT LIABILITIES:
 Accounts payable                                       $  2,915     $  2,423
 Accrued payroll and related taxes                           808          531
 Accrued warranty                                            499          312
 Other accrued liabilities                                   550          505
 Customer deposits                                            -           928
 Current portion of debt and capital lease obligations       293           94
 Current portion of subordinated notes payable
   to shareholders                                           333          667
                                                       ---------    ---------
    Total current liabilities                              5,398        5,460

DEFERRED TAX LIABILITY                                       301           35

LONG-TERM DEBT AND CAPITAL LEASES, net of current portion  1,755            5

SUBORDINATED NOTES PAYABLE TO SHAREHOLDERS                    -           333

OTHER LIABILITIES                                            230          130
                                                       ---------    ---------
    Total liabilities                                      7,684        5,963
                                                       ---------    ---------
COMMITMENTS AND CONTINGENCIES (Notes 4, 5, 6, and 10)

SHAREHOLDERS' INVESTMENT:
 Common stock, $.10 par value; 7,500,000 shares
  authorized; 1,944,123 and 1,733,513 shares
  issued, respectively                                       194          173
 Additional paid-in capital                                1,614        1,035
 Treasury stock, 43,800 and 8,100 shares of common,
  respectively, at cost                                     (212)         (16)
 Retained earnings                                        10,716        5,413
                                                       ---------    ---------
    Total shareholders' investment                        12,312        6,605
                                                       ---------    ---------
    Total liabilities and shareholders' investment       $19,996      $12,568
                                                       =========    =========

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.




XEL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(Amounts in thousands except share amounts)

                                           1994      1993      1992

NET SALES                                $52,283    $23,589    $16,794

COST OF SALES                             36,640     15,822     10,894
                                       ---------  ---------  ---------
    Gross profit                          15,643      7,767      5,900
                                       ---------  ---------  ---------
OPERATING EXPENSES:
 Research and development                  3,337      2,247      1,749
 Selling and marketing                     3,017      2,107      1,617
 General and administrative                  743        548        460
                                       ---------  ---------  ---------
                                           7,097      4,902      3,826
                                       ---------  ---------  ---------
    Income from operations                 8,546      2,865      2,074
                                       ---------  ---------  ---------
OTHER INCOME (EXPENSE):
 Interest income                              76         56         64
 Interest expense                           (130)      (152)      (138)
 Other, net                                  104         45      1,209
                                       ---------  ---------  ---------
                                              50        (51)     1,135
                                       ---------  ---------  ---------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
 EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE  8,596      2,814      3,209

INCOME TAX PROVISION                      (3,293)    (1,067)      (690)
                                       ---------  ---------  ---------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING PRINCIPLE                   5,303      1,747      2,519

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE (Note 7)                          -          -          412
                                       ---------  ---------  ---------
NET INCOME                              $  5,303   $  1,747   $  2,931
                                       =========  =========  =========
EARNINGS PER COMMON AND COMMON EQUIVALENT
 SHARE (Note 2):
  Income before cumulative effect of
    change in accounting principle         $2.70      $1.07      $1.26
  Cumulative effect of change
    in accounting principle                   -          -         .21
                                          ------     ------     ------
    Primary                                $2.70      $1.07      $1.47

    Fully Diluted                          $2.39     $  .87      $1.24

The accompanying notes to consolidated financial statements are an integral part of these statements.




XEL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(Amounts in thousands except share amounts)



                                             Additional    Common                     Total
                             Common Stock      Paid-in    Stock in    Retained    Shareholders'
                            Shares  Amount     Capital    Treasury    Earnings     Investment
BALANCES, December 31,
1991                       1,417,600   $142     $   166    $  (18)  $     735      $  1,025

  Net income                   -         -           -          -       2,931         2,931
                        ------------  -----      ------     -----   ---------     ---------
BALANCES, December 31,
 1992                      1,417,600    142         166       (18)      3,666         3,956

 Conversion of preferred
  stock to common stock      210,610     21         579         -         -             600
 Conversion of subordinated
  debt to common stock       105,303     10         290         -         -             300
 Exercise of stock options      -         -          -          2         -               2

  Net income                    -         -          -          -       1,747         1,747
                        ------------   -----     -------     ----   ---------     ---------
BALANCES, December 31,
 1993                      1,733,513     173       1,035      (16)      5,413         6,605

 Conversion of subordinated
  debt to common stock       210,610      21         579        -         -             600
 Repurchase of stock
  (Note 10)                     -          -          -      (225)        -            (225)
 Exercise of stock options      -          -          -        29         -              29

  Net income                    -          -          -         -       5,303         5,303
                        ------------   -----     -------    -----   ---------     ---------
BALANCES, December 31,
 1994                      1,944,123    $194      $1,614    $(212)    $10,716       $12,312
                        ============   =====     =======    ======   ========     =========

The accompanying notes to consolidated financial statements are an integral part of these statements.





XEL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(Amounts in thousands)


                                                1994         1993       1992

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                 $  5,303     $  1,747    $  2,931
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities-
    Depreciation and amortization                 603          392         328
    Loss (gain) on disposal of assets             119           (6)         -
    Changes in assets and liabilities-
     Receivables                                  (25)      (2,634)     (2,174)
     Income tax refund                              -          -            44
     Inventories                               (3,361)      (1,924)       (561)
     Deferred income taxes, net                    75          230        (334)
     Other current assets                        (101)           5         (36)
     Other assets                                 (23)         (41)        (17)
     Accounts payable and accrued liabilities   1,001        1,114         975
     Customer deposits                           (928)         228         700
     Other liabilities                            100          (13)          9
     Other                                         -            85          -
                                             --------     --------    --------
    Total adjustments                          (2,540)      (2,564)     (1,066)
                                             --------     --------    --------
    Net cash provided by (used in) operating
     activities                                 2,763         (817)      1,865
                                             --------     --------    --------
CASH FLOWS (USED IN) PROVIDED BY INVESTING
 ACTIVITIES:
  Proceeds from life insurance                    -          1,188         -
  Purchases of property and equipment          (3,295)        (539)       (638)
  Proceeds from sale of fixed assets                1           12          14
  Net sales (purchases) of short-term
    investments                                   414          (47)        375
                                             --------     --------    --------
    Net cash (used in) provided by
     investing activities                      (2,880)         614        (249)
                                             --------     --------    --------

CASH FLOWS PROVIDED BY (USED IN) FINANCING
 ACTIVITIES:
  Proceeds from issuance of debt               $ 2,245   $    -     $    -
  Net repayments on debt and capital leases       (597)     (202)      (19)
  Repayments on subordinated notes payable         (67)     (367)        -
  Redemption of preferred stock (Note 5)             -       (67)     (667)
  Repurchase of stock (Note 10)                   (225)        -        -
  Proceeds from exercise of stock options           29         2        -
                                              --------  --------  --------
    Net cash provided by (used in)
      financing activities                       1,385      (634)     (686)
                                              --------  --------  --------
    Net increase (decrease) in cash
      and cash equivalents                       1,268      (837)      930

CASH AND CASH EQUIVALENTS, beginning of year     1,496     2,333     1,403
                                              --------  --------  --------
CASH AND CASH EQUIVALENTS, end of year        $  2,764  $  1,496  $  2,333
                                              ========  ========  ========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
  Redemption of preferred stock for subordinated notes
   payable (Note 5)                           $   -     $    -     $   667

  Conversion of preferred stock
   for common stock                           $   -     $    600   $    -

  Conversion of subordinated notes payable for
   common stock                               $    600  $    300   $    -

  Capital leases incurred for equipment       $    301  $     -    $   269


The accompanying notes to consolidated financial statements are an integral part of these statements.





XEL CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1994, 1993 AND 1992


(1) ORGANIZATION AND BUSINESS
XEL Corporation (the "Company") through its wholly owned subsidiary, XEL Communications, Inc., designs, manufactures and markets certain transmission, signaling and data transmission products and systems for the telecommunications industry.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, XEL Communications, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Reclassifications
Certain prior year amounts have been reclassified to conform to the 1994 presentation.

 Cash and Cash Equivalents
For purposes of the consolidated statements of cash flows, the Company considers all highly liquid cash investments with original maturities of three months or less to be cash equivalents.

 Short-term Investments
Short-term investments consist of government bonds stated at cost which approximates market.


 Inventories
Inventories are stated at the lower of cost (first-in, first-out method) or market and consist of the following (in thousands):

                                                     December 31
                                                  1994         1993

 Raw materials                                   $3,965       $3,233
 Work-in-process and finished goods,
  net of reserve for obsolescence                 3,464          835
                                                -------      -------
                                                 $7,429       $4,068


 Property and Equipment
Depreciation of property and equipment is provided using the straight-line method over estimated useful lives as follows:

                                                    Lives (In Years)

 Computers and manufacturing equipment                   2 to 5
 Furniture and fixtures                                  5 to 7
 Building                                                39
 Building equipment                                      2 to 5
 Other                                                   2 to 4


Property balances consist of the following (in thousands):

                                                       December 31
                                                    1994        1993

 Land                                            $   821     $    -
 Building                                          1,185          -
 Computers and manufacturing equipment             5,065        3,896
 Furniture and fixtures                              535          455
 Equipment                                           167          129
 Other                                               462          335
                                                 -------      -------
                                                  $8,235       $4,815


 Intangible Assets
Amortization of intangible assets, which are included in other assets in the financial statements, is provided using the straight-line method over an estimated period of benefit of three years.

 Research and Development Costs
Research and development costs are charged to expense as incurred and include costs of supplies, direct labor and other direct and indirect costs.

 Earnings Per Share
Earnings per common share were computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during each year.

Weighted average shares outstanding used in the calculation of primary and fully diluted earnings per share were 1,960,860 and 2,249,735 at December 31, 1994, 1,631,216 and 2,103,400 at December 31, 1993 and 1,991,694 and 2,402,167 at
December 31, 1992, respectively.

(3) DEBT AND CAPITAL LEASE OBLIGATIONS
Total debt and capital lease obligations consisted of the following:

                                                    December 31
                                                  1994       1993
                                                  (In thousands)

 Mortgage payable on building                   $1,338      $  -
 Mortgage payable on land                          200         -
 Note payable to City of Aurora                    250         -
 Capitalized lease obligations                     260        99
                                               -------     -----
                                                 2,048        99
 Less- Current portion                            (293)      (94)
                                               -------     -----
 Long-term debt and capital leases              $1,755     $   5



The Company has financed certain equipment purchases through capital lease arrangements which mature at various dates through January 1999. Principal plus interest (ranging from 8.8% to 13%) is paid monthly on the obligations. The amounts due under these arrangements are collateralized by the related equipment under the leasing arrangements.

During 1992, the Company established two bank lines of credit. A $1,500,000 line of credit, bearing interest at the prime rate plus 1.25% in 1992 and the prime rate plus 1.00% in 1993 (7.00% at December 31, 1993) is secured by accounts receivable and inventory. There were no amounts outstanding under this line of credit at December 31, 1993 or 1992. The Company also had a line of credit totaling $500,000 bearing interest at the prime rate plus 2.25% in 1992 which was secured by equipment. At December 31, 1992, the Company had $87,000 outstanding under this line of credit which was paid in 1993 when it expired. The Company did not renew this line of credit of 1993. During 1994, the line of credit was extended to $3,000,000 and bears interest at prime plus .75%.
Amounts borrowed under the line of credit are secured by accounts receivable and inventories. There were no amounts outstanding under this line of credit at December 31, 1994 or 1993.

In October 1994, the Company purchased a building and land for $1,750,000. The mortgage payable plus interest at 8.5% is due in monthly installments through November 2001. At December 31, 1994, approximately $1,338,000 was outstanding on the mortgage payable.

In conjunction with the building purchase, the Company purchased land located adjacent to the new building for $245,000. The mortgage payable plus interest at 9% is due in annual installments through August 1997. At December 31, 1994, approximately $200,000 was outstanding on the mortgage payable.


In December 1994, the Company borrowed $250,000 from the City of Aurora ("City"). The note, plus accrued interest at 6%, matures in December 1999. The Company's obligation on the note is reduced for the amount of sales and use taxes, as defined, paid to the city during the loan period. Additionally, the Company has agreed to maintain certain levels of business, as defined, during the loan period. At December 31, 1994, $250,000 was outstanding under this note.

(4) OPERATING LEASE COMMITMENTS
The Company leases its office and manufacturing facilities under a noncancelable lease agreement expiring in September 1997. The Company also leases various other equipment under operating lease agreements which run through 1999.

Future minimum annual lease payments required under these leases, as of December 31, 1994, are as follows (in thousands):

       Year ending December 31-
             1995                       $   365
             1996                           364
             1997                           298
             1998                           166
             1999                           153
                                        -------
                                         $1,346


Operating lease expense was approximately $280,000, $255,000 and $321,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

During 1994, the Company purchased a building (Note 3) and intends to move in 1995. The existing facility has a lease commitment until 1997, however, the Company intends to sublease the existing facility at an amount approximating the current minimum lease payments until the lease expires.

(5) PREFERRED STOCK
Preferred shareholders are entitled to a liquidation preference of $4 per share plus all declared and unpaid preferred stock dividends. The liquidation value of the preferred stock at December 31, 1994, 1993 and 1992, was approximately $0, $0 and $936,000, respectively. The preferred stock is noncumulative; however, dividends must be paid on each preferred share before being paid on common shares.

Under the amended preferred stock redemption agreement negotiated in 1990, the Company was required to redeem one-sixth of the preferred stock on each June 30 and December 31 beginning in December 1990 and ending in June 1993. The redemption price ($2.85 per share) may be paid 50% in cash, and 50% in debt, however the required cash payment is limited to the greater of 45% of the cash balance of the Company, or the cash balance of the Company less $500,000. In the event the cash portion of the redemption is limited, as discussed above, the portion unpaid will be included in the debt portion.

Debt incurred in the redemption of the preferred stock is unsecured, and bears interest at 10% payable annually with the principal amount due three years from the date of the redemption. All debt incurred in connection with the redemption is convertible into common stock at the option of the holder at $2.85 per share.



A summary of the Series A Preferred Stock and convertible debt activity for 1993 and 1994 follows (in thousands):

                                           Series A
                                        Preferred Stock        Convertible
                                        Shares     Amount          Debt

 Balances, December 31, 1991              702      $2,001         $1,000

 Redemption of preferred stock on
  June 30 and December 31, 1992-         (468)         -              -
   For cash                                -         (667)            -
   For subordinated notes                  -         (667)           667
                                       ------      ------        -------
 Balances, December 31, 1992              234         667(a)       1,667

 Redemption of preferred stock on
   June 30, 1993-
     For cash                             (23)        (67)            -
     For common stock                    (211)       (600)            -

 Repayments of subordinated notes payable-
     For cash                              -           -            (367)
     For common stock                      -           -            (300)
                                       ------      ------        -------
 Balances, December 31, 1993               -           -            1,000(a)

 Repayments of subordinated notes payable-
     For cash                              -           -              (67)
     For common stock                      -           -             (600)
                                       ------      ------         -------
 Balances, December 31, 1994               -      $    -          $   333(a)


(a) These balances include the current debt maturities at December 31, 1994 and 1993 of $333,000 and $667,000, respectively.

(6) STOCK OPTIONS
The Company adopted an Equity Incentive Plan in 1994 for key officers, employees and directors covering 250,000 shares of common stock. This Plan replaced both the Nonqualified Stock Option Plan and the Incentive Stock Option Plan, both of which expired in 1994 after a ten-year mandatory life.

As of December 31, 1994, 1993 and 1992, nonqualified stock options to purchase 85,500, 67,500 and 52,500 shares of common stock, respectively, were outstanding. Of this number at December 31, 1994, options to purchase 67,500 shares of common stock at $2 per share were outstanding under the Nonqualified Stock Option Plan and options to purchase 18,000 shares of common stock at $4 per share were outstanding under the Equity Incentive Plan. All options granted vest over time periods up to two years and expire ten years after the grant date.

Under the terms of both plans, the purchase price of incentive stock options granted must be at least equal to the fair market value of the common stock at the date of grant unless the purchaser owns more than 10% of the total combined voting power of all classes of stock, in which case the purchase price must be at least 110% of the fair market value at the date of grant. Options granted vest over periods up to four years, and expire in 10 years.



Options granted under the incentive stock option plan are as follows:



                                       Officers      Employees      Total

 Balanced, December 31, 1991            174,934        33,642      208,576
 Granted during the year                 26,469        25,089       51,558
 Canceled during the year                   -          (3,659)      (3,659)
 Exercised during the year                  -             -            -
                                     ----------    ----------   ----------
 Balances, December 31, 1992            201,403        55,072      256,475

 Granted during the year                 50,266        13,684       63,950
 Canceled during the year                   -             -            -
 Exercised during the year                 (900)          -           (900)
                                     ----------    ----------   ----------
 Balances, December 31, 1993            250,769        68,756      319,525

 Granted during the year                 13,989        35,469       49,458
 Canceled during the year                   -             -            -
 Exercised during the year              (14,200)         (100)     (14,300)
                                     ----------    ----------   ----------
 Balances, December 31, 1994            250,558       104,125      354,683

 Exercise price per share                                            $2.00

 Options exercisable at
 December 31, 1994                                                 297,100


Subsequent to December 31, 1994, 31,235 options under the incentive stock plan were granted at an exercise price per share of $6.25.

(7) INCOME TAXES
The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") effective January 1, 1992 resulting in a $412,000 benefit which has been reported as a cumulative effect of a change in accounting principle in the accompanying 1992 statement of income. SFAS 109 establishes accounting and reporting standards for recording the tax effects of differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

Deferred taxes are determined based on the estimated future tax effects of differences between the financial statements and tax basis of assets and liabilities given the provisions of the enacted tax laws. The net deferred tax asset is comprised of the following (in thousands):


                      December 31,         December 31,         December 31,
                            1992     Change      1993     Change      1994


Current:
Accrued warranty         $111     $    4      $115     $   76     $ 191
Obsolescence expense       31          7        38         48        86
Accrued vacation           59         56       115         37       152
Other                      33        (24)        9         30        39
R&D tax credit            281       (281)        -          -         -
                        -----                -----                -----
 Total current deferred
   tax asset              515                  277                  468
                        -----                -----                -----
Noncurrent:
 Depreciation             (43)       (40)      (83)       (36)     (119)
 Deferred compensation      -         48        48          8        56
 Other                      -          -         -       (238)     (238)
                        -----                -----                -----
  Total noncurrent deferred
   tax liability          (43)                 (35)                (301)
                        -----                -----                -----
  Total                  $472                 $242                $ 167




The Company did not record any valuation allowances against deferred tax assets at December 31, 1994, 1993 or 1992, as management expects these assets to be realized against future taxable income.

Income tax expense for the years ended December 31, 1994, 1993 and 1992, consists of the following (in thousands):

                                                  December 31
                                             1994     1993     1992

 Current tax expense                       $3,218   $  837    $ 621
 Deferred tax expense                          75      230       69
                                          -------  -------   ------
  Total income tax provision               $3,293   $1,067     $690

The Company's effective income tax rate was different than the federal statutory tax rate for the following reasons (in thousands):

                                                         December 31
                                                   1994     1993     1992

 Statutory federal income tax                    $2,923  $   957  $ 1,091
 State income taxes, net of federal deduction       205      101       20
 Tax effect of income from life insurance proceeds   -        -      (404)
 Tax credits                                        (66)     (15)     (50)
 Other                                              231       24       33
                                                -------  -------  -------
    Effective tax                                $3,293   $1,067  $   690


(8) MAJOR CUSTOMER
During 1994, approximately 72% and 23%, respectively, of net sales were to GTE and Regional Bell operating companies. During 1993 and 1992, approximately 63% and 78%, respectively, of net sales were to GTE and affiliated companies. Trade receivables of approximately $3,624,000 and $2,862,000 at December 31, 1994 and 1993, respectively, were due from GTE. Additionally, trade receivables of approximately $618,000 and $826,000 at December 31, 1994 and 1993, respectively, were due from Regional Bell operating companies.

(9) EMPLOYEE BENEFIT PLANS
On January 1, 1985, the Company adopted a 401(k) retirement and savings plan (the "Plan"). The Plan is a defined contribution plan covering substantially all employees of the Company who complete at least six months of service. The Plan's administrators are officers of the Company. The Company may contribute to the Plan from its current or accumulated net profits. Contributions made by the Company were $74,000, $41,000 and $27,000 in 1994, 1993 and 1992, respectively.

Additionally, the Company has a deferred compensation plan covering the officers of the Company. Participating officers, who may contribute up to 10% of their salary and any portion of any bonus granted by the Company, elected to defer $126,000, $75,000 and $48,000 at December 31, 1994, 1993 and 1992, respectively.
The Company may make a discretionary contribution equal to 25% of the bonus amount deferred each year, and accordingly contributed approximately $24,000, $12,000 and $12,000, respectively, for each year. The Company has funded this plan using key person life insurance as a vehicle.

(10) STOCK REPURCHASE
In January of 1993, the Company received life insurance proceeds (recorded in 1992) covering a deceased officer of the Company. Under the terms of the deceased officer's employment agreement, his estate had the option to require the Company to use up to 50% ($594,000) of these life insurance proceeds to redeem a portion of the 315,000 shares of the Company's common stock held by the deceased officer's estate (based on the greater of $3.00 per share or other fair value as negotiated in good faith).

During 1994, the Company reached an agreement with the estate whereby the Company purchased a total of 50,000 shares from the estate. The purchase was done in two installments at $4.00 per share in June and $5.00 per share in July. The Company is no longer required to redeem any additional stock from the estate.

                                                    As of
                                               Sept. 29, 1995
ASSETS:

Current assets:
    Cash and cash equivalents                 $      5,248,000
    Accounts receivable                              3,094,000
    Inventories                                      4,150,000
    Deferred income taxes                              467,000
    Other current assets                               445,000
                                                    ----------
        Total current assets                        13,404,000
                                                    ----------

Property, plant and equipment                        9,605,000
Less accumulated depreciation and amortization       3,684,000
                                                     ---------
                                                     5,921,000

Other assets                                           291,000
                                                     ---------

TOTAL ASSETS                                  $     19,616,000
                                                    ==========


LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                          $      2,015,000
    Salaries and wages                                 797,000
    Other accrued liabilities                        1,666,000
                                                     ---------
          Total current liabilities                  4,478,000
                                                     ---------

    Long-term debt                                   1,501,000
Stockholders' equity:
    Common stock                                       205,000
    Capital in excess of par value                   1,904,000
    Retained earnings                               11,715,000
    Treasury stock                                    (187,000)
                                                    ----------
          Total stockholders' equity                13,637,000
                                                    ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $     19,616,000
                                                    ==========

XEL Corporation
Unaudited Condensed Consolidated Statements of Income

                                          Nine Months Ended   Nine Months Ended
                                         September 29, 1995  September 29, 1994
Revenue:
Telecommunications sales                            31,997,000       39,672,000
Other income                                           219,000          112,000
                                                    -----------      ----------
                                                    32,216,000       39,784,000
                                                    ----------       ----------

Cost and expenses:
   Telecommunications costs                         24,080,000       27,435,000
   Selling, general and
      administrative expenses                        3,134,000        2,868,000
   Research and development                          3,097,000        2,295,000
   Depreciation and amortization                       151,000           25,000
   Interest expense                                    144,000           79,000
                                                    ----------       ----------
                                                    30,606,000       32,702,000
                                                    ----------       ----------

Income before provision for taxes on income          1,610,000        7,082,000
Provision for taxes on income                          611,000        2,746,000
                                                     ---------        ---------

Net income                                    $        999,000        4,336,000
                                                    ==========        =========

XEL Corporation
Consolidated Condensed Statement of Cash Flows

                                           Nine Months Ended   Nine Months Ended
                                          September 29, 1995  September 29, 1994

Net income                                 $        999,000    $     4,336,000
Net cash flows from operating activities:
Adjustments to reconcile net
  income to net cash provided by
  operating activities                            1,395,000            932,000
Changes in current assets and
  liabilities                                     2,932,000         (3,861,000)
Other, net                                         (434,000)          (119,000)
                                                  ---------          ---------
   Net cash provided by operating activities      4,892,000          1,288,000
                                                  ---------          ---------

Cash flows from investing activities:
  Payments for property, plant and
    equipment                                    (2,222,000)        (1,112,000)
                                                  ---------          ---------
    Net cash used for investing activities       (2,222,000)        (1,112,000)
                                                  ---------          ---------
Cash flows from financing activities:
  Payments on debt and capital leases              (232,000)          (157,000)
  Proceeds from issuance of debt                                       251,000
  Repayments on subordinated notes
     payable                                        (33,000)           (33,000)
  Purchase of treasury stock                                          (225,000)
  Issuance of treasury stock                         25,000             12,000
                                                   --------           --------
    Net cash used in financing activities          (240,000)          (152,000)
                                                   --------            -------

Net increase in cash and cash equivalents         2,430,000             24,000

Cash and cash equivalents at beginning
   of the period                                  2,818,000          1,964,000
                                                  ---------          ---------

Cash and cash equivalents at end of the period  $ 5,248,000        $ 1,988,000
                                                  =========          =========

XEL Corporation
Unaudited Condensed Consolidated Satement of Stockholders' Equity



                            Common Stock                    Additional Paid     Common Stock     Retained     Total Stockholders'
                              Shares            Amount         In Capital         in Treasury      Earnings        Equity

Balances at December 31, 1994  1,944,123    $   194,000        $ 1,614,000        $  (212,000)   $ 10,716,000   $ 12,312,000


Conversion of subordinated
 debt to common stock            105,300         11,000            290,000                                           301,000

Exercise of stock options                                                              25,000                         25,000

Net Income                                                                                            999,000        999,000
                                ---------      --------         ----------           ---------     ----------     ----------

Balances at Sept. 29, 1995    $2,049,423     $  205,000        $ 1,904,000        $  (187,000)   $ 11,715,000   $ 13,637,000
                                =========       =======          =========           =========     ==========     ==========

XEL Corporation
Note to Unaudited Condensed Consolidated Financial Statements



1.) The financial statements furnished herein reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of financial position and results of operations for the interim period. Such adjustments are of a normal recurring nature.



                          Gilbert Associates, Inc. and Subsidiaries
           Introduction to Pro Forma Unaudited Condensed Financial Statements

On October 30, 1995, the Company completed the purchase of all the outstanding capital stock of XEL Corporation (XEL) for $30,000,000. Under the terms of the agreement, additional amounts may be paid to former XEL shareholders for the achievement of certain earnings and revenue objectives in the fourth quarter of 1995 and the 1996, 1997 and 1998 fiscal years. Any additional payments will increase intangible assets.

The following Pro Forma Unaudited Condensed Consolidated Statements of Operations for the year ended December 30, 1994 and the nine months ended September 29, 1995 and the Pro Forma Unaudited Condensed Balance Sheet as of September 29, 1995 are presented to give effect of the purchase of XEL. Pro Forma adjustments made to the Unaudited Condensed Consolidated Statements of Operations assume the sale was consummated on January 1, 1994 and December 31, 1994, respectively, and the Pro Forma Unaudited Condensed Consolidated Balance Sheet assumes the purchase was consummated on September 29, 1995.

The following Pro Forma Unaudited Condensed Consolidated Statements of Operations for the year ended December 30, 1994 and the nine months ended September 29, 1995 exclude a non-recurring write-off of $2,500,000, after income taxes, for research and development in process associated with the acquisition of XEL.

The pro forma condensed financial statements are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the year. The pro forma information should be read in conjunction with the Company's historical financial statements and notes, thereto, included in the Company's 1994 Annual Report on Form 10-K.

Gilbert Associates, Inc. & Subsidiaries
Pro Forma Unaudited Condensed Consolidated Balance Sheet
As of September 29, 1995

                                                 Consolidated           XEL              Pro Forma            Consolidated
                                                  Historical        Corporation             Adj                Pro Forma
ASSETS:

Current assets:
    Cash and cash equivalents                 $      5,293,000   $    5,248,000       $  (1,256,000)(A)     $ 10,435,000
                                                                                          1,150,000 (B)
    Short-term investments                          28,974,000                0         (28,974,000)(A)                0
    Accounts receivable, net of allowance
       for doubtful accounts                        20,874,000        3,094,000                               23,968,000
    Unbilled revenue                                12,671,000                0                               12,671,000
    Inventories                                      6,563,000        4,150,000                               10,713,000
    Deferred income taxes                            3,605,000          467,000                                4,072,000
    Other current assets                             5,543,000          445,000                                5,988,000
                                                    ----------       ----------          ----------           ----------
        Total current assets                        83,523,000       13,404,000         (29,080,000)          67,847,000
                                                    ----------       ----------          ----------           ----------

Property, plant and equipment                       65,892,000        9,605,000             200,000 (C)       75,697,000
Less accumulated depreciation and amortization      29,417,000        3,684,000                               33,101,000
                                                    ----------        ---------          ----------           ----------
                                                    36,475,000        5,921,000             200,000           42,596,000

Deferred income taxes                                  735,000                0                                  735,000

Other assets                                         1,321,000          291,000                                1,612,000

Intangible assets                                   23,577,000                0          10,593,000 (D)       34,170,000
                                                   -----------       ----------          ----------           ----------

TOTAL ASSETS                                  $    145,631,000   $   19,616,000       $ (18,287,000)       $ 146,960,000
                                                   ===========       ==========          ==========           ===========

Gilbert Associates, Inc. & Subsidiaries
Pro Forma Unaudited Consolidated Balance Sheet
As of September 29, 1995

                                                 Consolidated           XEL              Pro Forma            Consolidated
                                                  Historical        Corporation             Adj                Pro Forma

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                          $      3,470,000   $    2,015,000       $                     $  5,485,000
    Salaries and wages                               4,704,000          797,000                                5,501,000
    Income taxes                                     4,212,000                0          (2,150,000)(B)        2,062,000
    Estimated liability for contract losses          2,703,000                0                                2,703,000
    Contractual billings in excess of                                                                                  0
      recognized revenue                               740,000                0                                  740,000
    Other accrued liabilities                       10,786,000        1,666,000                               12,452,000
                                                    ----------        ---------           ----------          ----------
          Total current liabilities                 26,615,000        4,478,000          (2,150,000)          28,943,000
                                                    ----------        ---------           ----------          ----------

    Long-term debt                                     801,000        1,501,000                                2,302,000
    Self-insured retention                           2,806,000                0                                2,806,000
    Other long-term obligations                      6,618,000                0                                6,618,000

Stockholders' equity:
    Common stock                                     8,985,000          205,000              50,000 (B)        8,985,000
                                                                                           (255,000)(E)

    Capital in excess of par value                  38,497,000        1,904,000           1,100,000 (B)       38,497,000
                                                                                         (3,004,000)(E)

    Retained earnings                              101,761,000       11,715,000         (11,715,000)(E)       99,261,000
                                                                                         (2,500,000)(F)
    Treasury stock                                 (40,452,000)        (187,000)            187,000 (E)      (40,452,000)
                                                   -----------       ----------          ----------           -----------

          Total stockholders' equity               108,791,000       13,637,000         (16,137,000)         106,291,000
                                                   -----------       ----------          ----------           -----------


TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $    145,631,000   $   19,616,000       $ (18,287,000)       $ 146,960,000

Gilbert Associates, Inc. & Subsidiaries
Pro Forma Unaudited Condensed Consolidated Statement of Operations
For the Nine Months Ended September 29, 1995


                                                 Consolidated           XEL              Pro Forma          Consolidated
                                                  Historical        Corporation             Adj             Pro Forma

Revenue:
   Technical services                         $    106,184,000   $            0       $                   $ 106,184,000
   Telecommunications sales                         35,083,000       31,997,000                              67,080,000
   Other income                                      7,345,000          300,000           (425,000)  (G)      7,220,000
                                                   -----------       ----------            -------          -----------
                                                   148,612,000       32,297,000           (425,000)         180,484,000
                                                   -----------       ----------            -------          -----------
Cost and expenses:
   Technical services costs                         87,058,000                0                              87,058,000
   Telecommunications costs                         22,055,000       24,080,000                              46,135,000
   Selling, general and
      administrative expenses                       28,839,000        3,134,000                              31,973,000
   Research and development                          1,278,000        3,097,000                               4,375,000
   Depreciation and amortization                     3,676,000          232,000            269,000    (H)     4,177,000
   Interest expense                                    134,000          144,000          1,008,000    (I)     1,286,000
                                                   -----------       ----------          ---------            ---------
                                                   143,040,000       30,687,000          1,277,000          175,004,000
                                                   -----------       ----------          ---------          -----------

Income(Loss) before gain on sale
  of subsidiary and provision (benefit)
  for taxes on income(loss)                          5,572,000        1,610,000         (1,702,000)           5,480,000

Gain on sale of subsidiary                          26,542,000                0                  0           26,542,000
                                                    ----------        ----------         ---------           ---------

Income(Loss) before provision(benefit)
  for taxes on income(loss)                         32,114,000        1,610,000         (1,702,000)          32,022,000

Provision(Benefit) for taxes on income(loss)        10,168,000          611,000           (600,000)          10,179,000
                                                    ----------          -------            --------          ----------

Net income(loss)                              $     21,946,000   $      999,000       $ (1,102,000)       $  21,843,000
                                                    ==========          =======          =========           ==========

Per share of common stock:

  Net income(loss)                              $        3.28     $        0.15       $      (0.17)       $        3.26

Average number of shares of common
  stock outstanding                                  6,692,720        6,692,720           6,692,720           6,692,720


Gilbert Associates, Inc. & Subsidiaries
Pro Forma Unaudited Condensed Consolidated Statement of Operations
For the Year Ended December 30, 1994


                                                 Consolidated           XEL              Pro Forma          Consolidated
                                                  Historical        Corporation             Adj             Pro Forma

Revenue:
   Technical services                         $    229,887,000   $            0       $                   $ 229,887,000
   Telecommunication sales                          46,045,000       52,283,000                              98,328,000
   Other income                                      6,563,000          180,000                               6,743,000
                                                   -----------       ----------            ----------       -----------
                                                   282,495,000       52,463,000                   0         334,958,000
                                                   -----------       ----------            ----------       -----------

Cost and expenses:
   Technical services costs                        179,216,000                0                             179,216,000
   Telecommunication costs                          29,488,000       36,640,000                              66,128,000
   Selling, general and
      administrative expenses                       76,116,000        3,760,000                              79,876,000
   Research and development                          1,727,000        3,337,000                               5,064,000
   Depreciation and amortization                     6,922,000                0             355,000    (L)    7,277,000
   Interest expense                                    186,000          130,000           1,550,000    (M)    1,866,000
                                                   -----------        ----------          ---------         -----------
                                                   293,655,000       43,867,000           1,905,000         339,427,000
                                                   -----------       ----------           ---------         -----------

Income (Loss) before provision for taxes
  on income (loss)                                 (11,160,000)       8,596,000          (1,905,000)         (4,469,000)

Provision for taxes on income (loss)                   460,000        3,293,000            (667,000)          3,086,000
                                                    ----------        ---------           ---------           ---------

Net income (loss)                             $    (11,620,000)  $    5,303,000       $  (1,238,000)       $ (7,555,000)
                                                    ==========        =========           =========           =========


Per share of common stock:

  Net income (loss)                             $       (1.66)   $         0.76       $      (0.18)        $    (1.08)

Average number of shares of common
  stock outstanding                                  7,002,834        7,002,834           7,002,834           7,002,834


Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements as of
 September 29, 1995

Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet:

(A) To reflect payment for XEL($30,000,000) and estimated acquisition costs ($230,000).
(B) To reflect cash proceeds from exercising stock options and the corresponding income tax deduction.
(C) To write-up property, plant and equipment to fair market value.
(D) To record goodwill($10,593,000) and value assigend to acquired research and development($2,500,000).
(E) To remove the XEL' s equity balances.
(F) To reflect the write-off of acquired research and development in process.



Notes to Pro Forma Unaudited Condensed Consolidated Statement of Operations:

(G) To remove interest income from June 30, 1995 through September 29, 1995. This interest income would not have been earned due to the payment for XEL.
(H) To record additional depreciation expense associated with the increased value on property, plant and equipment and record intangible asset amortization expense.
(I) To record interest expense on debt used to finance the acquisition. Assumed debt was outstanding through June 30, 1995. Cash proceeds received from disposition of Gilbert/Commonwealth, Inc. was used to repay debt on June 30, 1995.

Other Notes:

(J) The statement of operations for the period ended September 29, 1995 excludes a non-recurring $2,500,000, after income tax, write-off of research and development in process acquired from XEL.

(K) The historical statement of operations has been reclassified to conform with the pro forma presentation.


Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements as of
   December 30, 1994

(L) To record additional depreciation expense associated with the increased value on property, plant and equipment and record intangible asset amortization expense.

(M) To record interest expense on debt used to finance purchase.

Other Notes:

(N) The historical statement of operations has been reclassified to conform with the pro forma presentation.




Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant ahs duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Gilbert Associates, Inc.
                                            (Registrant)

                                        /s/Paul H. Snyder
                                           Paul H. Snyder
                                           Vice President and
                                           Chief Financial Officer


Date:  December 15, 1995

<EX-23> CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Form 8-K of our report dated February 17, 1995 included herein and to all references to our Firm included in this registration statement.

                                            Arthur Andersen LLP

Denver, Colorado,
  December 14, 1995